EXHIBIT 10.01





                      TERMINATION AND SETTLEMENT AGREEMENT

         This Termination and Settlement Agreement (the "Termination Agreement") dated as of December 23, 2004 is entered into by and among Gasco Energy, Inc. a Nevada corporation ("Company"), Marc A. Bruner an individual residing in Metzerlen, Switzerland ("Bruner"), and Mark A. Erickson an individual residing in Highlands Ranch, Colorado ("Erickson" and together with Bruner, collectively, "Agents" or individually an "Agent"). Company and Agents are each referred to herein individually as a "Party" and, collectively, as the "Parties".

                                  INTRODUCTION

         A.  Company,   Agents  and  others  entered  into  that  certain  Trust
Termination and Distribution Agreement dated as of December 31, 2002 (as amended, supplemented or otherwise modified from time to time, the "Distribution Agreement") which terminated the Pannonian Employee Royalty Trust Agreement dated as of March 30, 2001 ("Trust Agreement") and provided for the distribution to Participants (as defined in the Trust Agreement) of the Trust Estate (as defined in the Trust Agreement) in accordance with terms thereof;

         B. The Company and the Agents want to modify the terms of the Distribution Agreement and terminate any further rights that Agents may have to receive any of the Trust Estate or any other properties including any overriding royalty interest or other mineral interest pursuant to the Distribution Agreement and have Agents reconvey any overriding royalty interests that they may have received to date in accordance with the terms of the Distribution Agreement located in the state of Utah for the consideration set forth herein.

         THEREFORE, for and in consideration of the mutual benefits hereunder, the Parties hereby agree as follows:

         Section 1.        Definitions.  The following terms shall have the
                             meanings set forth below:

          "Change of Control" means any of the following events:
                  (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or any current owner of shares of common stock of the Company, directly or indirectly, of shares of common stock of the Company representing 50% or more of the voting power of the Company's then outstanding common stock;
                  (ii) the consummation of a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation that results in the shares of common stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting


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          securities  of the  surviving  entity)  at least  51% of the  combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;
                  (iii) the stockholders of the Company approve a plan of complete liquidation of the Company; or
                  (iv) the sale or disposition by the Company of all or substantially all of the assets of the Company.
         "Triggering Event" means the occurrence of any of the following events:

                  (i) a Change of Control shall occur;

                  (ii) the sale or conveyance by the Company, other than to an affiliate, of all or substantially all of its interest in any property listed on Schedule 1 (provided however, (A) neither the expiration or termination of any lease nor the farmout of any such lease shall be construed as a sale or conveyance of such lease and (B) a mortgage, security interest or collateral assignment for the purpose of providing security for the benefit of a creditor will not be deemed a sale or conveyance of any lease);

                  (iii) with respect to Erickson only, upon the termination of the Gasco Energy, Inc. Employment Agreement between Mark A. Erickson and Gasco Energy, Inc. dated as of February 14, 2003; or

                  (iv) with respect to Bruner only, upon the termination of the Gasco Energy, Inc. Strategic Consulting Agreement between Marc A. Bruner and Gasco Energy, Inc. dated as of February 14, 2003.

         Section 2. Termination. The Parties hereby agree that Agents shall have no further rights to any assignment, distribution or conveyance of any property or other interests pursuant to the Distribution Agreement including, any distributions that may be required pursuant to Section 4 of the Distribution Agreement, any such rights to any assignment, distribution or conveyance are herby terminated and shall no longer have any force or effect and Company shall have no obligation to make any such assignment, distribution or conveyance under the Distribution Agreement to the Agents or their successors and assigns.

         Section 3. Reconveyance. Agents hereby GRANT, BARGAIN, SELL, ASSIGN, AND TRANSFER all of their rights, titles and interests in any working, royalty, fee, overriding royalty, mineral or other interests or other properties and rights (including any legal, beneficial or record title interest) that they may have received or been entitled to receive pursuant to the Distribution Agreement with respect to any such interests, properties or rights located in the states of Utah or Wyoming ("Distributed Property") to Company. The Agents and the Company agree to execute and delivery such additional documents and instruments and do such other acts as may reasonably be required to effectuate the reconveyance and assignment set forth in this Section 2.

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         Section 4. Special Warranty.  Each Agent hereby represents and warrants that such Agent has not sold, assigned, conveyed, transferred or otherwise distributed or encumbered in any way any of the Distributed Property and shall WARRANT AND FOREVER DEFEND all and singular the title to the Distributed Property unto the Company, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through, or under such Agent but not otherwise.

         Section 5. Override Conveyance. Company hereby agrees that, upon a Triggering Event, Company will grant an overriding royalty interest ("Override") pursuant to a Conveyance of Overriding Royalty Interest in the form attached hereto as Exhibit A out of the properties and out of only such properties as set forth on the attached Schedule 1, with an overriding royalty percentage interest as indicated on Schedule 1 with respect to such property in which the override is being granted to each of the Agents (subject to any recoupment or reimbursement obligations pursuant to any non-consent or non-participation by Company in any operations on the properties set forth on Schedule 1) and with an effective date as of the first day of the month in which the Triggering Event occurred. Notwithstanding the preceding, (i) in the event that the Triggering Event that is giving rise to the grant of the Override is the event described in sub-section (ii) of the definition of Triggering Event, in such instance, the Override will be granted only with respect to the property that is actually being sold or conveyed and not out of all of the properties set forth in
Schedule 1 and (ii) in the event that the Triggering Event that is giving rise to the grant of the Override is the event described in sub-section (iii) or (iv) of the definition of Triggering Event, in such instance, the Override will be granted only to the Agent for which the Triggering Event has actually occurred.

         Section 6. Entirety. This Termination Agreement contains the entire understanding between the Parties and the terms and conditions of this Agreement supersede and replace any other agreements or understandings among the Parties including, the Distribution Agreement, with respect to such transactions, whether oral or written.

         Section 7. Notices. All notices, requests, demands and other communications made pursuant to this Termination Agreement shall be in writing and mailed or delivered to the applicable party at its address indicated as a part of such party's signature block or as to each Party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8. All such notices, requests, demands and other communications shall be delivered either through the United States Postal System, by a recognized national courier, or personally delivered.

         Section 8. Further Assurances. Each Agent and the Company agrees to and shall execute and deliver or shall cause to be executed and delivered to the requesting party such other documents and instruments and take such other actions as such requesting party may from time to time deem necessary or appropriate to carry out the terms of this Agreement.

         Section 9. Severability. Any provision of this Termination Agreement, which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement

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         Section 10. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         Section 11. Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together all such counterparts shall be considered but one and the same instrument.

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         IN  WITNESS  WHEREOF,   the  Parties  have  executed  this  Termination
Agreement as of the date first written above.


                                        COMPANY:

                                        GASCO ENERGY, INC.

                                        By:      /s/ W. King Grant
                                        Name:    W. King Grant
                                        Title:   Executive Vice President -
                                                 Chief Financial Officer

                                        Address for Notice:





                                        AGENTS:

                                        /s/ Marc A. Bruner
                                        Marc A. Bruner

                                        Address for Notice:




                                        /s/ Mark A. Erickson
                                        Mark A. Erickson

                                        Address for Notice:
                                        1135 E. Kistler Court
                                        Highlands Ranch, CO 80126





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